Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mannatech, Incorporated
Flower Mound, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169468 and 333-169774) and Form S8 (Nos. 333-72767, 333-77227, 333-94519, 333-47752, 333-113975, 333-153199, 333-182676, 333-197400 and
333-220539) of Mannatech, Incorporated and Subsidiaries of our report dated March 17, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, TX

March 17, 2019